Item 26. Exhibit g. i. a.
___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit A
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY (U.S. Branch)
(hereinafter the “Reinsurer”)

Effective December 1, 2015, the Amendment Effective Date, the following language is hereby added to the Agreements listed in the attached Exhibit A.

Permanent ratings will [_____] the policy on plans in the attached Exhibit B – “Rating Removals by Plans” after the [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-17
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-17
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-17
Peter G Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Eoghan Burns	Date:	SEP 05 2017

Print name:	Eoghan Burns, FIA FSAI

Title:	VP, Chief Actuary & CRO Reinsurance

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Mike Mulcahy	Date:	Sept 6, 2017

Print name:	Mike Mulcahy

Title:	Branch Representative

[page break]

Exhibit A

Effective Date of Agreement	Description	Reinsurer’s Treaty ID	TAI Code
8/1/2008	VUL III	[_____]	[_____]

[page break]

Exhibit B – Rating Removals by Plans

Variable Universal Life (VUL), VUL II, VUL III

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit A
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY (U.S. Branch)
(hereinafter the “Reinsurer”)

Effective April 15, 2018 (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to amend the Agreements to add a [_____].

There will be [_____].

Examples of [_____]:

•	[_____].

[_____].

The [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-26-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-26-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-26-2018
Peter G Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Mike Mulcahy	Date:	April 13, 2018

Print name:	Mike Mulcahy

Title:	SVP Reinsurance

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Jean-Francois Poulin	Date:	APR 12 2018

Print name:	Jean-Francois Poulin, FSA, FCIA

Title:	CEO Life Reinsurance

[page break]

Exhibit A

Effective Date of Agreement	Automatic Pool	[_____]	Reinsurer’s Treaty ID	TAI Code
8/1/2008	VUL III / [_____]*	[_____]	[_____]	[_____]

*[_____].

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY, a corporation organized under the laws of Canada, operating through its (U.S. Branch) in the State of Michigan
(hereinafter the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to clarify Claims procedures and add information security.

1.	The Claims article in the Agreements will be replaced in its entirety with the Claims article in the attached Exhibit 2.
2.	The Gramm-Leach-Bliley Privacy Requirements Article is hereby removed from the Agreements and replaced with the Information Security article in the attached Exhibit 3.
3.	Data security procedures in the attached Exhibit 4 is hereby added to the Agreements.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Oct 5, 2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Oct 5, 2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Oct 5, 2018
Peter G Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Laurie Kolb	Date:	SEP 28 2018

Print name:	Laurie Kolb, FSA, FCIA

Title:	VP and Chief Actuary

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ John C. Knauss	Date:	Sep 28, 2018

Print name:	John C. Knauss

Title:	Branch Representative

[page break]

Exhibit 1

Effective Date of Agreement	Terminate for New Business	CLRE’s Treaty Reference Number	Description	TAI Code
8/1/2008	Open for NB	[_____]	VUL III / [_____]	[_____]

[page break]

Exhibit 2

Claims Article

Coverage/Notice

The Reinsurer shall reimburse the Ceding Company in accordance with the terms of these Agreements for the Reinsurer’s proportionate share of benefits on Policies specified in Accepted Coverages. The Ceding Company will send to the Reinsurer copies of the claim information, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request. The Ceding Company agrees that it will follow their documented claims procedures and guidelines.

Claim Payments

The Reinsurer, upon receipt of the claim information on claims incurred outside of the contestable period, shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict Policy conditions or compromised for a lesser amount. The payment to the Ceding Company will include interest as described below in the Interest section of this Article. The Reinsurer makes settlement in a lump sum regardless of the method of settlement under the policy.

Proofs

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer.

In addition, for contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim including the underwriting papers and investigative reports as soon as they become available.

Contestable Claims

The Ceding Company and the Reinsurer will be bound by the applicable suicide and contestable period and limitations in accordance with state law or the Policy form, whichever governs. If a claim is contestable, the Ceding Company shall send to the Reinsurer the contested claims documentation as required in these Agreements, by any of the following means: secure email, express mail, or any other means agreed upon by both Parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”[1] that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within [_____] business days from the day in which the Reinsurer received the final documentation. If the

[page break]

Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim without requiring further input from the Reinsurer. The final determination on the claim will be made exclusively by the Ceding Company and shall be binding on the Reinsurer and any other reinsurers affected by the claim. The Ceding Company will promptly advise the Reinsurer of all significant developments in the claim investigation and in any litigation that arises in response to the denial of the claim.

Alternatively, if the Reinsurer declines to be a party to the contest, compromise or litigation, the Reinsurer shall pay the Ceding Company its share of the reinsured net amount at risk, interest and routine investigative expenses to date and thereby be fully discharged of any further liability and subsequent expenses and will not share in any subsequent reduction or increase in liability. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. If the Reinsurer accepts participation and the Ceding Company’s contest, compromise, or litigation results in a reduction or increase in liability, the Reinsurer will share proportionately in any such reduction or increase.

Claim Expenses

Unless the Reinsurer opted out pursuant to the provisions in the paragraph above, the Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all Policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Misstatement of Age or Gender

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any Policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such Policy.

Interest

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, to a court, to a state’s unclaimed property division, or if the claim proceeds go under settlement option, from the date of death to the date the supplemental account is opened. Adjustment to reinsurance premiums in such case will be made without interest.

On claims paid by the Reinsurer, in addition to the interest paid to the beneficiary on the claim, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder.

claims proof) exceeds [_____] days the Ceding Company reserves the right to charge interest if there are no outstanding discussions regarding such claims, (at the prime rate published in the Eastern Edition of the Wall

[page break]

Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

Extra-contractual Obligations

In no event will the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under these Agreements except as follows. For death claim denials, if the Reinsurer was an active Party and affirmed the act, omission or course of conduct of the Ceding Company in writing which resulted in the assessment of extra-contractual damages, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under these Agreements. Notwithstanding anything stated herein, these Agreements will not apply to and the Reinsurer will not be liable for any Extra-contractual damages incurred by the Ceding Company as a result of any fraudulent and/or criminal act by any employee or officer of the Ceding Company or an agent representing the Ceding Company, acting individually, collectively or in collusion in the presentation, defense, or settlement of any claim.

[page break]

Exhibit 3

Information Security Article

The parties hereto acknowledge that the Reinsurer and its affiliates may have access to Personal Information as is otherwise necessary for purposes of the reinsurance provided under these Agreements.

To the extent that any Personal Information is provided to the Reinsurer or its affiliates in connection with these Agreements, the Reinsurer agrees to, and agrees to cause its affiliates and instruct its representatives and service providers to, comply with the privacy laws applicable to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:

a.	holding all Personal Information in strict confidence;
b.	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information; and
c.	disclosing and using Personal Information received under these Agreements for purposes of carrying out the transactions contemplated by these Agreements only.

The Reinsurer agrees that it shall as promptly as reasonably practicable (and in any event in accordance with applicable law) notify the Ceding Company when it becomes aware of any unauthorized access of such Personal Information or Company Information as defined in Exhibit 4. In addition to such notification, no later than [_____] calendar days after detection (or later if legally acceptable but in no case more than [_____] days) of such breach of security, the Reinsurer will also provide Ceding Company with a report summarizing the breach of security, which will include, at a minimum, the following: date, time, description, how the breach of security was detected, systems and/or data (including Personal Information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions.

The Reinsurer shall comply with the additional data security procedures set forth in Exhibit 4.

“Personal Information” means (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information, in each case about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of policies covered under these Agreements.

[page break]

Exhibit 4

Data Security Procedures

The Reinsurer shall develop and employ administrative, technical, and physical access control procedures, restrictions and safeguards to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration, or destruction. “Company Information” shall mean any data transferred to the Reinsurer by the Ceding Company in connection with these Agreements (including any Personal Information). The Reinsurer agrees that Company Information shall be deemed “Confidential Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under these Agreements.

The Reinsurer shall operate, monitor, review and continually improve a written information security management system (ISMS) in accordance with international Standard ISO/IEC 27002:2013 framework, as same may be amended, supplemented or restated. The Reinsurer shall implement, maintain, assess, monitor, and enforce compliance in all material respects with the Reinsurer’s ISMS.

The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under these Agreements. The Reinsurer shall comply in all material respects with all federal and state laws and industry standards relating to privacy, the protection of personal information and data protection (including without limitation applicable security breach notification obligations).

On an annual basis, the Reinsurer shall complete a questionnaire provided to the Reinsurer by the Ceding Company. The Reinsurer shall provide any additional technical, process, or security related information as reasonably requested by the Ceding Company. If the Ceding Company identifies any vulnerabilities after reviewing the questionnaire and any accompanying documents, the Reinsurer shall promptly take action to remediate those vulnerabilities within a mutually agreeable time frame. The Reinsurer will (and will cause its subcontractors to) keep and maintain complete and correct books, records and documentation relating to (their) the reinsurance provided under these Agreements.

The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America and Canada except as may otherwise be required for reporting to the Reinsurer’s retrocessionaires or by the Reinsurer’s group internal processes and procedures.

The Reinsurer will implement reasonable industry standard personnel and administrative controls to mitigate security risks, including but not limited to: (a) background checks on the Reinsurer’s employees hired after July 1, 2006 with administrator access to the Reinsurer’s hosting platform; and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.

The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in these Agreements, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of under these Agreements. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to the Reinsurer’s computer or communications environment, to

[page break]

enter into a written agreement with the Reinsurer requiring the subcontractor abide by terms no less protective than these Agreements for protection of the Company Information.

The Reinsurer shall indemnify the Ceding Company for actual, direct damages or costs incurred by Ceding Company related to unauthorized access, disclosure or use of Company Information due to the Reinsurer’s violation of its information security obligations hereunder including (i) governmental fines and/or penalties imposed on the Ceding Company, (ii) costs of remedial actions required of Ceding Company by law, and (iii)) costs reasonably incurred by Ceding Company relating to required notice of data breach to affected customers of Ceding Company.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY, operating through its U.S. Branch
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows:

The Proofs section of the Claims Article is hereby replaced in its entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer.

For incontestable claims with face amounts of $[_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will promptly send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

Page 1 of 3 Amendment Effective August 1, 2019

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Laurie Kolb	Date:	JUL 18 2019

Print name:	Laurie Kolb, FSA, FCIA

Title:	VP & Chief Actuary, Reinsurance

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Mike Mulcahy	Date:	July 31, 2019

Print name:	Mike Mulcahy

Title:	SVP, Life Reinsurance

Page 2 of 3 Amendment Effective August 1, 2019

[page break]

Exhibit 1

Effective Date of Agreement	Terminate for New Business	CLRE’s Treaty Reference Number	Description	TAI Code
8/1/2008	Open for NB	[_____]	VUL III / [_____]	[_____]

Page 3 of 3 Amendment Effective August 1, 2019

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY,
operating through its U.S. Branch
(the “Reinsurer”)

Coverage: Variable Universal Life III; Strategic Life 14-2009 (added January 1, 2009)
Reinsurer Treaty ID: [_____]
TAI Code: [_____]

Effective January 1, 2020, the Amendment Effective Date, the Agreement is hereby revised as follows:

1.	Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	For new policies issued on or after January 1, 2020:

Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured. The Reinsurer will hold, and the Ceding Company will take credit for, statutory reserves on a [_____].

For policies issued prior to January 1, 2020:

Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured. The Reinsurer will hold, and the Ceding Company will take credit for, statutory reserves on a [_____].

2.	Paragraph B of Article IV – Premiums, Payments and Reports of the Agreement is hereby replaced in its entirety with the following:

B.	If the Reinsurer increases reinsurance premium rates, the Ceding Company will be able to [_____].

Page 1 of 3 [_____] Amendment Effective January 1, 2020

[page break]

For 2001 CSO products:

The maximum reinsurance premiums are [_____].

The Reinsurer does not [_____].

For 2017 CSO products:

The maximum reinsurance premiums are [_____].

The Reinsurer does not [_____].

3.	Strategic Life 14-2009 is hereby terminated for new business on new lives as of the Amendment Effective Date; however, increases to existing policies shall be reinsured under this Agreement.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

Page 2 of 3 [_____] Amendment Effective January 1, 2020

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 16, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 16, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 16, 2019
Peter G Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ Jean-Francois Poulin	Date:	Aug 16, 2019

Print name:	Jean-Francois Poulin

Title:	Exec Vice President

THE CANADA LIFE ASSURANCE COMPANY, (operating through its U.S. Branch)

By:	/s/ John C. Knauss	Date:	8/16/19

Print name:	John C. Knauss

Title:	Branch Representative

Page 3 of 3 [_____] Amendment Effective January 1, 2020